                                                                     EXHIBIT 4.1

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                             JCP RECEIVABLES, INC.


                                      and


                          J.  C. PENNEY COMPANY, INC.
                                   Servicer


                                      and


                        THE FUJI BANK AND TRUST COMPANY
                                    Trustee

                      on behalf of the Certificateholders

                      of the JCP Master Credit Card Trust

                                 $792,682,926

                                   SERIES E

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                              SERIES E SUPPLEMENT

                         Dated as of November 25, 1998

                                      to

                                    MASTER
                        POOLING AND SERVICING AGREEMENT

       Dated as of September 5, 1988, as amended as of October 15, 1997

--------------------------------------------------------------------------------

          SERIES E SUPPLEMENT, dated as of November 25, 1998 (this "Series Supplement") among JCP Receivables, Inc. ("JCPR"), J. C. Penney Company, Inc. ("JCPenney"), as Servicer, and The Fuji Bank and Trust Company, a banking corporation organized and existing under the laws of New York (together with its successors in interest, or any successor or additional trustee appointed as provided in the Pooling and Servicing Agreement referred to below, the "Trustee"), as trustee under the Master Pooling and Servicing Agreement dated as of September 5, 1988, as amended as of October 15, 1997 (the "Pooling and Servicing Agreement").

                             PRELIMINARY STATEMENT

          Section 6.12 of the Pooling and Servicing Agreement provides, among other things, that JCPR, JCPenney and the Trustee will enter into a Supplement to issue the first Series of Certificates and may thereafter at any time and from time to time enter into a Supplement to the Pooling and Servicing Agreement for the purpose of authorizing the issuance by the Trustee to JCPR for execution and redelivery to the Trustee for authentication one or more additional Series of Certificates. If this Supplement is entered into in conjunction with the issuance of one or more Series of Certificates other than the initial Series, JCPR has tendered the Exchange Notice required by subsection 6.12(b) of the Pooling and Servicing Agreement. JCPR, JCPenney and the Trustee hereby enter into this Series Supplement as required by subsection 6.12(c) of the Pooling and Servicing Agreement to provide for the issuance, authentication and delivery of the Class A Certificates and the issuance of the Class B Investor Interest and the Class C Investor Interest (each as defined in Section 1 below).

          In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Pooling and Servicing Agreement, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. Each capitalized term defined herein shall relate only to the Class A Certificates, the Class B Investor Interest and the Class C Investor Interest and no other Series of Investor Certificates issued by the Trust.

          SECTION 1. Designation. (a) There is hereby created a Series of Investor Certificates to be issued in three classes pursuant to the Pooling and Servicing Agreement and this Series Supplement and to be known together as "Series E." The three classes shall be designated the 5.50% Class A Asset Backed Certificates, Series E (the "Class A Certificates"), the Class B Investor Interest, Series E (the "Class B Investor Interest") and the Class C Investor Interest, Series E (the "Class C Investor Interest"). The Class A Certificates shall be substantially in the form of Exhibit A hereto. Each of the Class B Investor Interest and the Class C Investor Interest shall be an uncertificated interest in the Trust (subject to the provisions of subsection 11(c) hereof), which shall be deemed to be an "Investor Certificate" for all purposes under the Pooling and Servicing Agreement and this Series Supplement, except as expressly provided herein.

              (b)  Each of the Class B Investor Interest Holder and the Class
C Investor Interest Holder, as holder of an "Investor Certificate" under the Pooling and Servicing Agreement, shall be entitled to the benefits of the Pooling and Servicing Agreement and this Series Supplement upon payment by such Class B Investor Interest Holder or such Class C Investor Interest Holder, as applicable, of the purchase price of the Class B Investor Interest or the Class C Investor Interest, as applicable. Notwithstanding the foregoing, except as expressly provided herein, (i) (A) the provisions of Article VI of the Pooling and Servicing Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of registered Certificates and (B) the opinion described in subsection 6.12(b)(e) of the Pooling and Servicing Agreement shall not, subject in the case of clause (A) to the provisions of subsection 11(c) hereof, be applicable to the Class B Investor Interest or the Class C Investor Interest and (ii) the provisions of Section 3.7 of the Pooling and Servicing Agreement shall not apply to cause the Class C Investor Interest (or the Class B Investor
Interest while retained by JCPR) to be treated as debt for federal, state and local income and franchise tax purposes, but rather JCPR intends and, together with the Class C Investor Interest Holder, agrees to treat the Class C
Investor Interest (and the Class B Investor Interest while retained by JCPR) for federal, state and local income and franchise tax purposes as representing an equity interest in the assets of the Trust.

          SECTION 2.  Definitions.

          "Adjusted Investor Amount" shall mean, with respect to Series E, the Adjusted Investor Interest.

          "Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the sum of (a) the Class A Adjusted Investor Interest, (b) the Class B Adjusted Investor Interest and (c) the Class C Adjusted Investor Interest.

          "Amortization Commencement Date" shall mean the first day of the Controlled Accumulation Period or the Rapid Amortization Period, as applicable.

          "Assignee" shall have the meaning specified in subsection 9(a) hereof.

          "Available Investor Principal Collections" shall mean with respect to any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Class C Principal Collections and Reallocated Class B Principal Collections with respect to such Monthly Period which pursuant to Section 4.19 hereof are used to fund the Class A Required Amount and the Class B Required Amount.

          "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest, each for the related Interest Period, and the Investor Monthly Servicing Fee for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

          "Class A Account Percentage" shall mean, with respect to any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date preceding the related Transfer Date and the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal and Class B Monthly Principal as of the Record Date preceding the related Transfer Date.

          "Class A Additional Interest" shall have the meaning specified in subsection 4.13(a) hereof.

          "Class A Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the Class A Investor Interest minus
                                                                        -----
the funds on deposit in the Principal Funding Account (in an amount not to exceed the Class A Investor Interest) on such date of determination.

          "Class A Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of the Collections of Finance Charge Receivables and Net Recoveries allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period, (b) the Class A Account Percentage of the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) the amount deposited into the Finance Charge Account pursuant to subsection 4.20(e) hereof.

          "Class A Certificate Rate" shall mean 5.50% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

          "Class A Certificates" shall mean any of the certificates executed by JCPR and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.

          "Class A Deficiency Amount" shall have the meaning specified in subsection 4.13(a) hereof.

          "Class A Expected Final Distribution Date" shall mean the November 2003 Distribution Date.

          "Class A Fixed Allocation" shall mean, with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

          "Class A Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is the Adjusted Investor Interest as of the close of business on such day.

          "Class A Initial Investor Interest" shall mean the aggregate initial principal amount of the Class A Certificates, which is $650,000,000.

          "Class A Investor Allocation" shall mean with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time and Principal Receivables during the Revolving Period, the Class A Floating Allocation, and (b) with respect to Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period, the Class A Fixed Allocation.

          "Class A Investor Charge-Offs" shall have the meaning specified in subsection 4.17(a) hereof.

          "Class A Investor Default Amount" shall mean, with respect to each Transfer Date, an amount equal to the product of (a) the Investor Default Amount for the related Monthly Period and (b) the Class A Floating Allocation for the related Monthly Period.

          "Class A Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class A Initial Investor Interest, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs pursuant to subsection 4.17(a) hereof over Class A Investor Charge-Offs reimbursed pursuant to subsection 4.18(b) hereof prior to such date of determination; provided, however, that the Class A Investor Interest may not be reduced below zero.

          "Class A Monthly Interest" shall mean the monthly interest distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.13(a) hereof.

          "Class A Monthly Principal" shall mean the monthly principal to be deposited or distributed in respect of the Class A Certificates as calculated in accordance with subsection 4.14(a) hereof.

          "Class A Required Amount" shall have the meaning specified in subsection 4.15(a) hereof.

          "Class A Servicing Fee" shall have the meaning specified in Section 3 hereof.

          "Class B Account Percentage" shall mean, with respect to any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date preceding the related Transfer Date and the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal and Class B Monthly Principal as of the Record Date preceding the related Transfer Date.

          "Class B Additional Interest" shall have the meaning specified in subsection 4.13(b) hereof.

          "Class B Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the Class B Investor Interest minus the excess, if any, of the Principal Funding Account Balance over the Class A Investor Interest on such date of determination (such excess not to exceed the Class B Investor Interest).

          "Class B Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of the Collections of Finance Charge Receivables and Net Recoveries allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period and (b) the Class B Account Percentage of the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date.

          "Class B Deficiency Amount" shall have the meaning specified in subsection 4.13(b) hereof.

          "Class B Expected Final Distribution Date" shall mean the December 2003 Distribution Date.

          "Class B Fixed Allocation" shall mean, with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

          "Class B Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is the Adjusted Investor Interest as of the close of business on such day.

          "Class B Initial Investor Interest" shall mean $71,341,463.

          "Class B Investor Allocation" shall mean with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Class B Floating Allocation, and (b) with respect to Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period, the Class B Fixed Allocation.

          "Class B Investor Charge-Offs" shall have the meaning specified in subsection 4.17(b) hereof.

          "Class B Investor Default Amount" shall mean, with respect to each Transfer Date, an amount equal to the product of (a) the Investor Default Amount for the related Monthly Period and (b) the Class B Floating Allocation for the related Monthly Period.

          "Class B Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class B Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class B Investor Interest Holder prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates pursuant to subsection 4.17(b) hereof, minus (d) the amount of the Reallocated Class B Principal Collections allocated pursuant to subsection 4.19(a) hereof on all prior Transfer Dates for which the Class C Investor Interest has not been reduced, minus (e) an amount equal to the amount by which the Class B Investor Interest has been reduced on all prior Transfer Dates pursuant to subsection 4.17(a) hereof and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.18(d) hereof for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

          "Class B Investor Interest Holder" shall mean the entity so designated in writing by JCPR to the Trustee.

          "Class B Monthly Interest" shall mean the monthly interest distributable in respect of the Class B Investor Interest as calculated in accordance with subsection 4.13(b) hereof.

          "Class B Monthly Principal" shall mean the monthly principal to be deposited or distributed in respect of the Class B Investor Interest as calculated in accordance with subsection 4.14(b) hereof.

          "Class B Rate" shall mean 0% per annum, or such higher rate not in excess of the applicable U.S. Treasury rate based on the remaining term to maturity of the Class B Investor Interest at the time such rate is designated plus 200 basis points (or a floating rate equivalent of such rate at such time), as most recently designated to be the "Class B Rate" by JCPR to the Trustee in writing.

          "Class B Required Amount" shall have the meaning specified in subsection 4.15(b) hereof.

          "Class B Servicing Fee" shall have the meaning specified in Section 3 hereof.

          "Class C Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the Class C Investor Interest minus the excess, if any, of the Principal Funding Account Balance over the sum of the Class A Investor Interest and the Class B Investor Interest on such date of determination (such excess not to exceed the Class C Investor Interest).

          "Class C Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Class C Floating Allocation of the Collections of Finance Charge Receivables and Net Recoveries allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period.

          "Class C Fixed Allocation" shall mean with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class C Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

          "Class C Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class C Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

          "Class C Initial Investor Interest" shall mean $71,341,463.

          "Class C Investor Allocation" shall mean with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Class C Floating Allocation, and (b) with respect to Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period, the Class C Fixed Allocation.

          "Class C Investor Charge-Offs" shall have the meaning specified in subsection 4.17(c) hereof.

          "Class C Investor Default Amount" shall mean, with respect to each Transfer Date, an amount equal to the product of (a) the Investor Default Amount for the related Monthly Period and (b) the Class C Floating Allocation for the related Monthly Period.

          "Class C Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class C Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class C Investor Interest Holder prior to such date, minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior Transfer Dates pursuant to subsection 4.17(c) hereof, minus (d) the amount of Reallocated Principal Collections allocated pursuant to subsections 4.19(a) and (b) hereof on all prior Transfer Dates, minus (e) an amount equal to the amount by which the Class C Investor Interest has been reduced on all prior Transfer Dates pursuant to subsections 4.17(a) and (b) hereof, and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.18(i) hereof for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c), (d) and (e); provided, however, that the Class C Investor Interest may not be reduced below zero.

          "Class C Investor Interest Holder" shall mean the entity so designated in writing by JCPR to the Trustee.

          "Class C Monthly Interest" shall mean the monthly interest distributable in respect of the Class C Investor Interest as calculated in accordance with subsection 4.13(c) hereof.

          "Class C Monthly Principal" shall mean the monthly principal to be deposited or distributed in respect of the Class C Investor Interest as calculated in accordance with subsection 4.14(c) hereof.

          "Class C Rate" shall mean 0% per annum, or such higher rate not in excess of the applicable U.S. Treasury rate based on the remaining term to maturity of the Class C Investor Interest at the time such rate is designated plus 200 basis points (or a floating rate equivalent of such rate at such time), as most recently designated to be the "Class C Rate" by JCPR to the Trustee in writing.

          "Class C Servicing Fee" shall have the meaning specified in Section 3 hereof.

          "Closing Date" shall mean November 25, 1998.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Controlled Accumulation Amount" shall mean for any Transfer Date with respect to the Controlled Accumulation Period, $108,333,333.34

          "Controlled Accumulation Period" shall mean, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the end of the day on April 30, 2003 and ending on the first to occur of (a) the commencement of the Rapid Amortization Period or (b) the payment of the Investor Interest in full.

          "Controlled Deposit Amount" shall mean, with respect to any Transfer Date, the sum of (a) the Controlled Accumulation Amount for such Transfer Date and (b) any existing Deficit Controlled Accumulation Amount.

          "Covered Amount" shall mean an amount, determined as of each Transfer Date, equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date preceding such Transfer Date.

          "Deficit Controlled Accumulation Amount" shall mean, on the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount over the amount of Class A Monthly Principal for the related Distribution Date and, on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount over the amount of Class A Monthly Principal (or, after the Class A Certificates have been paid in full, the Class B Monthly Principal) for such Distribution Date.

          "Excess Spread" shall mean, with respect to any Transfer Date, the sum of the amounts with respect to such Transfer Date, if any, specified pursuant to subsections 4.16(a)(iv), 4.16(b)(iii) and 4.16(c)(ii) hereof.

          "Final Maturity Date" shall mean June 15, 2007.

          "Fixed Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables in the Trust as of the end of the last day of the prior Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series on such date of determination.

          "Floating Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the end of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Investor Interest), except that such numerator as applied to Finance Charge Receivables during the Controlled Accumulation Period and the Rapid Amortization Period shall be the Adjusted Investor Interest as of the end of the last day preceding the commencement of the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the end of the day immediately preceding the Closing Date), and (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination.

          "Initial Investor Amount" shall mean, with respect to Series E, the Initial Investor Interest.

          "Initial Investor Interest" shall mean $792,682,926.

          "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the previous Distribution Date (or in the case of the first Distribution Date, from and including the Closing Date) through the day preceding such Distribution Date.

          "Investment Letter" shall have the meaning specified in subsection 9(a) hereof.

          "Investor Amount" shall mean, with respect to Series E, the Investor Interest.

          "Investor Certificateholder" shall mean (a) with respect to the Class A Certificates, the holder of record of a Class A Certificate, (b) with respect to the Class B Investor Interest, the Class B Investor Interest Holder and (c) with respect to the Class C Investor Interest, the Class C Investor Interest Holder.

          "Investor Certificates" shall mean the Class A Certificates, the Class B Investor Interest and the Class C Investor Interest.

          "Investor Interest" shall mean, on any date of determination, an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Class C Investor Interest, each as of such date.

          "Investor Percentage" shall mean for any Monthly Period, (a) with respect to Finance Charge Receivables and Default Amounts at any time and Principal Receivables during the Revolving Period, the Floating Investor Percentage and (b) with respect to Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period, the Fixed Investor Percentage.

          "Investor Principal Collections" shall mean, with respect to any Monthly Period, the sum of (a) the aggregate amount deposited into the Principal Account for such Monthly Period with respect to Series E pursuant to subsections 4.3(c) and 4.3(f) of the Pooling and Servicing Agreement and (b) the aggregate amount to be treated as Investor Principal Collections pursuant to subsections 4.16(a)(iii) and 4.18(a), (b), (c), (d), (h) and (i) hereof for such Monthly Period (other than such amount paid from Reallocated Principal Collections).

          "Minimum JCPR Percentage" shall mean 15%.

          "Monthly Interest" shall mean, with respect to any Transfer Date, the sum of (a) the Class A Monthly Interest, the Class A Additional Interest, if any, and the unpaid Class A Deficiency Amount, if any, (b) the Class B Monthly Interest, the Class B Additional Interest, if any, and the unpaid Class B Deficiency Amount, if any, and (c) the Class C Monthly Interest and any previously due and unpaid Class C Monthly Interest, each with respect to such Transfer Date.

          "Monthly Period" shall have the meaning specified in the Pooling and Servicing Agreement, except that the first Monthly Period with respect to the Investor Certificates shall begin on and include the Closing Date and shall end on and include November 30, 1998.

          "Permitted Assignee" shall mean any Person who, if it were the Class B Investor Interest Holder or the Class C Investor Interest Holder or a holder of an interest in the Trust, as applicable, would not cause the Trust to be taxable as a publicly traded partnership taxable as a corporation for federal income tax purposes.

          "Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is the sum of (a) the amount of Finance Charge Receivables deposited in the Finance Charge Account pursuant to Section 4.3 of the Pooling and Servicing Agreement and allocated to Series E, calculated on a cash basis after subtracting the Investor Default Amount of Series E for such Monthly Period and (b) the Principal Funding Investment Proceeds for the Transfer Date related to such Monthly Period, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

          "Principal Funding Account" shall have the meaning set forth in subsection 4.20(a) hereof.

          "Principal Funding Account Balance" shall mean, with respect to any date of determination, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

          "Principal Funding Investment Proceeds" shall mean, with respect to each Transfer Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date.

          "Principal Funding Investment Shortfall" shall have the meaning set forth in subsection 4.20(d) hereof.

          "Rapid Amortization Period" shall mean the Amortization Period commencing on the Pay Out Commencement Date and ending on the Series E Termination Date.

          "Rating Agency" shall mean Moody's and Standard & Poor's.

          "Rating Agency Condition" shall mean the notification in writing by each Rating Agency to JCPR, the Servicer and the Trustee that an action with respect to the Trust will not result in such Rating Agency reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or class of a Series with respect to which it is a Rating Agency.

          "Reallocated Class B Principal Collections" shall mean, with respect to any Transfer Date, Collections of Principal Receivables applied in accordance with subsection 4.19(a) hereof in an amount not to exceed the product of (a) the Class B Investor Allocation with respect to the Monthly Period relating to such

Transfer Date and (b) the Investor Percentage with respect to the Monthly Period relating to such Transfer Date and (c) the amount of Collections of Principal Receivables with respect to the Monthly Period relating to such Transfer Date; provided, however, that such amount shall not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for such Transfer Date.

          "Reallocated Class C Principal Collections" shall mean, with respect to any Transfer Date, Collections of Principal Receivables applied in accordance with subsections 4.19(a) and (b) hereof in an amount not to exceed the product of (a) the Class C Investor Allocation with respect to the Monthly Period relating to such Transfer Date and (b) the Investor Percentage with respect to the Monthly Period relating to such Transfer Date and (c) the amount of Collections of Principal Receivables with respect to the Monthly Period relating to such Transfer Date; provided, however, that such amount shall not exceed the Class C Investor Interest after giving effect to any Class C Investor Charge-Offs for such Transfer Date.

          "Reallocated Principal Collections" shall mean the sum of (a) Reallocated Class B Principal Collections and (b) Reallocated Class C Principal Collections.

          "Required Class C Investor Interest" shall mean (a) initially, $71,341,463 and (b) on any Transfer Date thereafter, 9.0% of the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, after taking into account payments to be made on the related Distribution Date, and the Class C Adjusted Investor Interest on the prior Transfer Date, after any adjustments to be made on such date, but not less than $23,780,488; provided, however, that (x) if either (i) there is a reduction in the Class C Investor Interest pursuant to clause (c), (d) or (e) of the definition of such term or (ii) a Pay Out Event with respect to the Investor Certificates has occurred (or in the event that the Class A Certificates are not paid in full on the Class A Expected Final Distribution Date or the outstanding principal amount of the Class B Investor Interest is not paid in full on the Class B Expected Final Distribution Date), the Required Class C Investor Interest for any Transfer Date shall equal the Required Class C Investor Interest for the Transfer Date immediately preceding such reduction or Pay Out Event (or failure to make payment in full), (y) in no event shall the Required Class C Investor Interest exceed the sum of the outstanding principal amounts of
(i) the Class A Certificates and (ii) the Class B Investor Interest, each as of the last day of the Monthly Period preceding such Transfer Date after taking into account the payments to be made on the related Distribution Date and (z) the Required Class C Investor Interest may be reduced at JCPR's option at any time to a lesser amount if the Rating Agency

Condition shall have been satisfied and a Tax Opinion shall have been delivered to the Trustee.

          "Revolving Period" shall mean the period from and including the Closing Date to, but not including, the Amortization Commencement Date.

          "Series E" shall mean the Series of the JCP Master Credit Card Trust represented by the Investor Certificates.

          "Series E Termination Date" shall mean the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full, (b) the Final Maturity Date and (c) the termination of the Trust pursuant to Section
12.1 of the Pooling and Servicing Agreement.

          "Servicing Fee Percentage" shall mean 2.0%.

          "Tax Opinion" shall mean with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder or the Trust unless, in the case of an Investor Certificateholder, such Investor Certificateholder shall have consented to such action.

          "Transfer" shall have the meaning specified in subsection 9(a) hereof.

          SECTION 3. Servicing Compensation. The share of the Investor Monthly Servicing Fee with respect to Series E allocable to the Class A Investor Interest with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (i) the Class A Floating Allocation, (ii) the Servicing Fee Percentage and (iii) the Adjusted Investor Interest as of the first day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be $216,667. The share of the Investor Monthly Servicing Fee with respect to Series E allocable to the Class B Investor Interest with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (i) the Class B Floating Allocation,
(ii) the Servicing Fee Percentage and (iii) the Adjusted Investor Interest as of the first day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be

$23,780. The share of the Investor Monthly Servicing Fee with respect to Series E allocable to the Class C Investor Interest with respect to any Transfer Date (the "Class C Servicing Fee") shall be equal to one-twelfth of the product of
(i) the Class C Floating Allocation, (ii) the Servicing Fee Percentage and (iii) the Adjusted Investor Interest as of the first day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class C Servicing Fee shall be $23,780. The Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.16(a)(ii) and 4.18(a) hereof. The Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.18(d) or, if applicable, subsections 4.16(b)(ii) and 4.18(c) hereof. The Class C Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.18(g) or, if applicable, subsection 4.16(c)(i) hereof.

          SECTION 4. Reassignment and Transfer Terms. The Investor Interest shall be subject to retransfer to JCPR at its option, in accordance with the terms specified in subsection 12.2(a) of the Pooling and Servicing Agreement, on any Distribution Date on or after the Class A Expected Final Distribution Date. The deposit required in connection with any such reassignment shall be equal to the sum of (a) the Investor Interest and (b) accrued and unpaid interest on the Investor Certificates through the day preceding the Distribution Date on which the repurchase occurs.

          SECTION 5. Delivery and Payment for the Class A Certificates. The Trustee shall deliver the Class A Certificates when authenticated in accordance with Section 6.2 of the Pooling and Servicing Agreement to Credit Suisse First Boston Corporation upon payment to JCPR of $644,107,139.

          SECTION 6.  Form of Delivery of the Class A Certificates; Depository.

              (a) The Class A Certificates shall be delivered as Book-Entry Certificates as provided in Section 6.9 of the Pooling and Servicing Agreement.

              (b) The Class A Certificates shall be initially registered in the name of Cede & Co., as nominee of The Depository Trust Company.

          SECTION 7. Article IV of the Pooling and Servicing Agreement as Applied to Series E. Sections 4.1 through 4.9 shall be read in their entirety as provided in the Pooling and Servicing Agreement, except as modified hereby. In addition, the following Sections 4.11 through 4.20 shall be applicable to Series E.


                                  ARTICLE IV

                       RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

          SECTION 4.11 Rights of Class A Certificateholders, the Class B Investor Interest Holder and the Class C Investor Interest Holder. The Investor Certificates shall represent the right (which in the case of the Class A Certificates and the Class B Investor Interest shall represent limited recourse indebtedness) to receive, to the extent necessary to make the required payments with respect to such Investor Certificates at the times and in the amounts specified in this Agreement, (a) the Floating Investor Percentage and Fixed Investor Percentage (as applicable from time to time) of Collections received with respect to the Receivables and, without duplication, (b) funds on deposit in the Collection Account, the Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account. The Class C Investor Interest shall be subordinate with respect to payment to the Class A Certificates and the Class B Investor Interest. The Class B Investor Interest shall be subordinate with respect to payment to the Class A Certificates.

          SECTION 4.12  Allocations for Series E.

          With respect to the Investor Certificates, and notwithstanding anything in the Pooling and Servicing Agreement to the contrary, with respect to any Monthly Period (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or the Principal Funding Account, as applicable, up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to the Investor Certificateholders and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

          SECTION 4.13  Determination of Monthly Interest.

              (a) The amount of monthly interest distributable with respect to the Class A Certificates shall be an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate times (ii) the outstanding principal balance of the Class A Certificates determined as of the Record Date preceding the related Transfer Date (the "Class A Monthly Interest"); provided, however, that with respect to the December 1998 Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from and including the Closing Date through but excluding December 15, 1998; provided, further, that in addition to the Class A Monthly Interest an amount equal to the amount of any unpaid Class A Deficiency Amounts, as defined below, plus an amount equal to the product of (A) the sum of the Class A Certificate Rate plus 2% per annum and (B) any Class A Deficiency Amount from the prior Transfer Date, as defined below (or the portion thereof which has not theretofore been paid to Class A Certificateholders) (the "Class A Additional Interest") shall also be distributable with respect to the Class A Certificates, and on such Transfer Date the Trustee shall deposit such funds, to the extent available, into the Distribution Account; provided further, that the "Class A Deficiency Amount" for any Transfer Date shall be equal to the excess, if any, of the aggregate amount accrued pursuant to this subsection 4.13(a) as of the prior Interest Period over the amount actually transferred to the Distribution Account for payment of such amount.

              (b) The amount of monthly interest distributable with respect to the Class B Investor Interest shall be an amount equal to one-twelfth of the product of (i) the Class B Rate times (ii) the outstanding principal balance of the Class B Investor Interest determined as of the Record Date preceding the related Transfer Date (the "Class B Monthly Interest"); provided, however, that with respect to the December 1998 Distribution Date, Class B Monthly Interest shall be $0; provided, further, that in addition to the Class B Monthly Interest an amount equal to the amount of any unpaid Class B
Deficiency Amounts, as defined below, plus an amount equal to the product of
(A) the sum of the Class B Rate plus 2% per annum and (B) any Class B
Deficiency Amount from the prior Transfer Date, as defined below (or the portion thereof which has not theretofore been paid to the Class B Investor Interest Holder) (the "Class B Additional Interest") shall also be distributable with respect to the Class B Investor Interest, and on such Transfer Date the Trustee shall deposit such funds, to the extent available, into the Distribution Account; provided further, that the "Class B Deficiency Amount" for any Transfer Date shall be equal to the excess, if any, of the aggregate amount accrued pursuant to this subsection 4.13(b) as of the prior Interest Period over the amount actually transferred to the Distribution Account for payment of such amount. Notwithstanding the foregoing, until JCPR shall make the designation referred to in the definition of "Class B Rate," no interest shall be payable with respect to the Class B Investor Interest.

              (c) The amount of monthly interest distributable with respect to the Class C Investor Interest shall be an amount equal to one-twelfth of the product of (i) the Class C Rate times (ii) the outstanding principal balance of the Class C Investor Interest determined as of the Record Date preceding the related Transfer Date (the "Class C Monthly Interest"); provided, however, that with respect to the December 1998 Distribution Date, Class C Monthly Interest shall be $0. Notwithstanding the foregoing, until JCPR shall make the designation referred to in the definition of "Class C Rate," no interest shall be payable with respect to the Class C Investor Interest.

          SECTION 4.14  Determination of Monthly Principal.

              (a) The amount of monthly principal to be deposited in the Principal Funding Account or the Distribution Account, as applicable, from the Principal Account with respect to the Class A Certificates on each Transfer Date ("Class A Monthly Principal"), beginning with the Transfer Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period, begins, shall be equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to
Section 4.17 hereof) prior to any deposits or distributions with respect to such Transfer Date.

              (b) The amount of monthly principal to be deposited in the Principal Funding Account or the Distribution Account, as applicable, from the Principal Account with respect to the Class B Investor Interest on each Transfer Date (the "Class B Monthly Principal") with respect to the Controlled Accumulation Period or the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Investor Interest will be paid in full (after taking into account payments to be made on such Distribution Date), shall be an amount equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date), (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal with respect to such Transfer
Date) and (iii) the Class B Adjusted Investor Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections
4.17 and 4.19 hereof) prior to any deposits or distributions with respect to such Transfer Date.

              (c) The amount of monthly principal to be deposited in the Principal Funding Account or the Distribution Account, as applicable, from the Principal Account with respect to the Class C Investor Interest on each Transfer Date (the "Class C Monthly Principal") shall be (A) during the Revolving Period following any reduction of the Required Class C Investor Interest pursuant to clause (z) of the proviso in the definition thereof, an amount equal to the lesser of (1) the excess, if any, of the Class C Investor Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.17 and 4.19 hereof) over the Required Class C Investor Interest on such Transfer Date and (2) the Available Investor Principal Collections on such Transfer Date or (B) during the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the lesser of (1) the excess, if any, of the Class C Investor Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.17 and 4.19 hereof) over the Required Class C Investor Interest on such Transfer Date and (2) the excess, if any, of (i) the Available
Investor Principal Collections on such Transfer Date over (ii) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

          SECTION 4.15  Coverage of Required Amount.

              (a) On or before each Transfer Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which the sum of (i) the Class A Monthly Interest for the related Distribution Date, plus
(ii) the Class A Deficiency Amount, if any, for such Transfer Date, plus (iii) the Class A Additional Interest, if any, for such Transfer Date, plus (iv) the Class A Servicing Fee for the prior Monthly Period plus (v) the Class A Servicing Fee, if any, due but not paid on any prior Transfer Date, plus (vi) the Class A Investor Default Amount, if any, for the prior Monthly Period, exceeds the Class A Available Funds for the related Monthly Period.

              (b) On or before each Transfer Date, the Servicer shall also determine the amount (the "Class B Required Amount"), if any, equal to the sum of (i) the amount, if any, by which the sum of (A) the Class B Monthly Interest for the related Distribution Date, plus (B) the Class B Deficiency Amount, if any, for such Transfer Date, plus (C) the Class B Additional Interest, if any, for such Transfer

Date, plus (D) if JCPenney or an Affiliate thereof is no longer the Servicer, the Class B Servicing Fee for the prior Monthly Period, plus (E) if JCPenney or an Affiliate thereof is no longer the Servicer, the Class B Servicing Fee, if any, due but not paid on any prior Transfer Date, exceeds the Class B Available Funds for the related Monthly Period, plus (ii) the Class B Investor Default Amount, if any, for the prior Monthly Period.

              (c) In the event that the Class A Required Amount for such Transfer Date is greater than zero, all or a portion of the Excess Spread with respect to such Transfer Date in an amount equal to the Class A Required Amount, to the extent available, for such Transfer Date shall be distributed from the Finance Charge Account on such Transfer Date pursuant to subsection 4.18(a) hereof. In the event that the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread with respect to such Transfer Date, the Collections of Principal Receivables allocable to the Class C Investor Interest and the Collections of Principal Receivables allocable to the Class B Investor Interest with respect to the prior Monthly Period shall be applied as specified in Section 4.19 hereof. In the event that the Class B Required Amount for such Transfer Date exceeds the amount of Excess Spread available to fund the Class B Required Amount pursuant to subsection 4.18(c) hereof, the Collections of Principal Receivables allocable to the Class C Investor Interest (after application to the Class A Required Amount) shall be applied as specified in
Section 4.19 hereof; provided, however, that the sum of any payments pursuant to this paragraph shall not exceed the sum of the Class A Required Amount and the Class B Required Amount.

          SECTION 4.16 Monthly Payments. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date or the related Distribution Date, as applicable, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account as follows:

              (a) An amount equal to the Class A Available Funds deposited into the Finance Charge Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

                  (i) an amount equal to Class A Monthly Interest for such Transfer Date, plus the amount of any Class A Deficiency Amount for such Transfer Date, plus the amount of any Class A Additional Interest for such Transfer Date, shall be deposited by the Servicer or the Trustee into the Distribution Account;

                  (ii) an amount equal to the Class A Servicing Fee for such Transfer Date plus the amount of any Class A Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer;

                  (iii) an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly Period shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date; and

                  (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.18 hereof.

              (b) An amount equal to the Class B Available Funds deposited into the Finance Charge Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

                  (i) an amount equal to the Class B Monthly Interest for such Transfer Date, plus the amount of any Class B Deficiency Amount for such Transfer Date, plus the amount of any Class B Additional Interest for such Transfer Date, shall be deposited by the Servicer or the Trustee into the Distribution Account;

                  (ii) if JCPenney or an Affiliate thereof is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Transfer Date, plus the amount of any Class B Servicing Fee due but not paid to the Servicer on any prior Transfer Date for such Transfer Date shall be distributed to the Servicer; and

                  (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.18 hereof.

              (c) An amount equal to the Class C Available Funds deposited into the Finance Charge Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

                  (i) if JCPenney or an Affiliate thereof is no longer the Servicer, an amount equal to the Class C Servicing Fee for such Transfer Date, plus the amount of any Class C Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer; and

                  (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.18 hereof.

              (d) During the Revolving Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

                  (i) an amount equal to the Class C Monthly Principal shall be distributed to the Class C Investor Interest Holder; and

                  (ii) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections for such Transfer Date over
        (B) the applications specified in subsection 4.16(d)(i) above shall be paid to the Holder of the Exchangeable Certificate, subject to the provisions of Section 4.3(f) of the Pooling and Servicing Agreement.

              (e) During the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

                  (i) an amount equal to the Class A Monthly Principal for such Transfer Date shall (A) during the Controlled Accumulation Period be deposited into the Principal Funding Account and (B) during the Rapid Amortization Period be deposited into the Distribution Account;

                  (ii) after giving effect to the distribution referred to in clause (i) above, an amount equal to the Class B Monthly Principal shall (A) during the Controlled Accumulation Period be deposited into the Principal Funding Account and (B) during the Rapid Amortization Period be deposited into the Distribution Account;

                  (iii) after giving effect to the distributions referred to in clauses (i) and (ii) above, an amount equal to the Class C Monthly Principal shall (A) during the Controlled Accumulation Period be deposited into the Principal Funding Account and (B) during the Rapid Amortization Period be distributed to the Class C Investor Interest Holder; and

                  (iv) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections over (B) the applications specified in subsections 4.16(e)(i) through (iii) above shall be paid to the Holder of the Exchangeable Certificate, subject to the provisions of Section 4.3(f) of the Pooling and Servicing Agreement.

             (f) On the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Expected Final Distribution Date, in the case of amounts deposited into the Principal Funding Account pursuant to subsection 4.16(e)(i) above, or the Transfer Date immediately preceding the Class B Expected Final Distribution Date, in the case of amounts deposited in the Principal Funding Account pursuant to subsections 4.16(e)(ii) and 4.16(e)(iii) above, and on each Transfer Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, shall cause to be withdrawn from the Principal Funding Account and deposited in the Distribution Account, the amount deposited into the Principal Funding Account pursuant to subsections 4.16(e)(i), 4.16(e)(ii) and 4.16(e)(iii) above, as applicable.

              (g) On each Distribution Date, the Trustee shall cause to be paid
(i) to the Class A Certificateholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to subsection 4.16(a)(i) hereof on the preceding Transfer Date and (ii) to the Class B Investor
Interest Holder from the Distribution Account, the amount deposited into the Distribution Account pursuant to subsection 4.16(b)(i) hereof on the preceding Transfer Date.

              (h) On the earlier to occur of (i) the first Distribution Date with respect to the Rapid Amortization Period and (ii) the Class A Expected Final Distribution Date, and on each Distribution Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, shall cause to be paid from the Distribution Account the amount so deposited into the Distribution Account pursuant to subsections 4.16(e) and 4.16(f) hereof on the related Transfer Date in the following priority:

                  (i) an amount equal to the lesser of such amount deposited to the Distribution Account and the Class A Investor Interest shall be paid to the Class A Certificateholders;

                  (ii) after giving effect to the distribution referred to in clause (i) above, an amount equal to the lesser of such amount deposited into the Distribution Account and the Class B Monthly Principal shall be paid to the Class B Investor Interest Holder; and

                  (iii) after giving effect to the distributions referred to in clauses (i) and (ii) above, an amount equal to the lesser of such amount deposited in the Distribution Account and the Class C Monthly Principal shall be paid to the Class C Investor Interest Holder.

          SECTION 4. 17  Investor Charge-Offs.

              (a) On or before each Transfer Date, the Servicer shall calculate the Class A Investor Default Amount. If on any Transfer Date, the Class A Investor Default Amount for the prior Monthly Period exceeds the sum of the amount allocated with respect thereto pursuant to subsection 4.16(a)(iii), subsection 4.18(a) and Section 4.19 hereof with respect to such Monthly Period, the Class C Investor Interest (after giving effect to reductions for any Class
C Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not by more than the lesser of the Class A Investor Default Amount and the Class C
Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class
B Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"). If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose pursuant to subsection 4.18(b) hereof.

              (b) On or before each Transfer Date, the Servicer shall calculate the Class B Investor Default Amount. If on any Transfer Date, the Class B Investor Default Amount for the prior Monthly Period exceeds the amount of Excess Spread and Reallocated Class C Principal Collections which are allocated and available to fund such amount pursuant to subsection 4.18(c) and Section
4.19 hereof, the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date and any adjustments with respect thereto as described in subsection 4.17(a) above) will be reduced by the amount of such excess but not by more than the lesser of the Class B Investor Default Amount and the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date and any adjustments with respect thereto as described in subsection 4.17(a) above) for such Transfer Date. In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero, but not by more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Class C Investor Interest pursuant to Section 4.19 hereof and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest pursuant to subsection 4.17(a) above. The Class B Investor Interest will thereafter be reimbursed (but not to an amount in excess of the unpaid principal balance of the Class B Investor Interest) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under subsection 4.18(d) hereof.

              (c) On or before each Transfer Date, the Servicer shall calculate the Class C Investor Default Amount. If on any Transfer Date, the Class C Investor Default Amount for the prior Monthly Period exceeds the amount of Excess Spread which is allocated and available to fund such amount pursuant to subsection 4.18(h) hereof, the Class C Investor Interest will be reduced by the amount of such excess but not by more than the lesser of the Class C Investor Default Amount and the Class C Investor Interest for such Transfer Date (a "Class C Investor Charge-Off"). The Class C Investor Interest will also be reduced by the amount of Reallocated Principal Collections pursuant to Section 4.19 hereof and the amount of any portion of the Class C Investor Interest allocated to the Class A Certificates or the

Class B Investor Interest to avoid a reduction in the Class A Investor Interest, pursuant to subsection 4.17(a) hereof, or the Class B Investor Interest, pursuant to subsection 4.17(b) hereof, respectively. The Class C Investor Interest will thereafter be reimbursed on any Transfer Date by the amount of the Excess Spread allocated and available for that purpose as described under subsection 4.18(i) hereof.

          SECTION 4.18  Excess Spread.  On or before each Transfer Date, the
                        -------------
Servicer shall instruct the Trustee in writing to apply Excess Spread with respect to the related Monthly Period to make the following distributions on each Transfer Date in the following priority:

              (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date shall be used to fund the Class A Required Amount and be applied in accordance with, and in the priority set forth in, subsection 4.16(a) hereof;

              (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

              (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date shall be used to fund the Class B Required Amount and be applied first in accordance with, and in the priority set forth in, subsection 4.16(b) hereof and then any remaining amount available to pay the Class B Investor Default Amount shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

              (d) if JCPenney or an Affiliate thereof is the Servicer, an amount equal to the aggregate amount of accrued but unpaid Class B Servicing Fees shall be paid to the Servicer;

              (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the Class B Initial Investor Interest for reasons other than the payment of principal to the Class B Investor Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

              (f) an amount equal to the Class C Monthly Interest plus the amount of any past due Class C Monthly Interest for the related Distribution Date shall be distributed to the Class C Investor Interest Holder;

              (g) if JCPenney or an Affiliate thereof is the Servicer, an amount equal to the aggregate amount of accrued but unpaid Class C Servicing Fees shall be paid to the Servicer;

              (h) an amount equal to the Class C Investor Default Amount, if any, for the prior Monthly Period shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

              (i) an amount equal to the aggregate amount by which the Class C Investor Interest has been reduced for reasons other than the payment of amounts with respect to Class C Monthly Principal (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date; and

              (j) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above shall be paid to the Holder of the Exchangeable Certificate.

          SECTION 4.19 Reallocated Principal Collections. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing to withdraw from the Principal Account and apply Reallocated Principal Collections (applying all Reallocated Class C Principal Collections in accordance with subsections 4.19(a) and (b) hereof prior to applying any Reallocated Class B Principal Collections in accordance with subsection 4.19(a) hereof for any amounts still owing after the application of Reallocated Class C Principal Collections) with respect to such Transfer Date, to make the following distributions on each Transfer Date in the following priority:

              (a) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Transfer Date over (ii) the amount of Excess Spread with respect to the related Monthly Period, shall be applied pursuant to subsections 4.16(a)(i), (ii) and (iii) hereof; and

              (b) an amount equal to the excess, if any, of (i) the Class B Required Amount, if any, with respect to such Transfer Date over (ii) the amount of Excess Spread allocated and available to the Class B Investor Interest pursuant to subsection 4.18(c) hereof on such Transfer Date shall be applied first pursuant to subsections 4.16(b)(i) and (ii) hereof and then pursuant to subsection 4.18(c) hereof.

              On each Transfer Date, the Class C Investor Interest shall be reduced by the amount of Reallocated Class C Principal Collections and by the amount of Reallocated Class B Principal Collections for such Transfer Date. In the event that such reduction would cause the Class C Investor Interest (after giving effect to any Class C Investor Charge-Offs for such Transfer Date) to be a negative number, the Class C Investor Interest (after giving effect to any Class C Investor Charge-Offs for such Transfer Date) shall be reduced to zero and the Class B Investor Interest shall be reduced by the amount by which the Class C Investor Interest would have been reduced below zero. In the event that the application of Reallocated Principal Collections would cause the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) to be a negative number on any Transfer Date, Reallocated Principal Collections shall be reallocated on such Transfer Date in an aggregate amount not to exceed the amount which would cause the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) to be reduced to zero.

          SECTION 4.20  Principal Funding Account.

              (a) The Trustee shall establish and maintain an account with a Qualified Institution, which may be the Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Certificateholders, which account shall be a segregated trust account with the corporate trust department of such Qualified Institution (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the institution holding the Principal Funding Account ceases to be a Qualified Institution, JCPR shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Principal Funding Account meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Principal Funding Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Principal Funding Account from time to time, in the amounts and for the purposes set forth in this Series Supplement, and (ii) on each Transfer Date (from and after the commencement of the Controlled Accumulation Period) prior to the termination of the Principal Funding Account make deposits into the Principal

Funding Account in the amounts specified in, and otherwise in accordance with, subsection 4.16(e) hereof.

              (b) Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments. Funds on deposit in the Principal Funding Account on any Transfer Date, after giving effect to any withdrawals from the Principal Funding Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date.

              (c) On each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, the Trustee, acting at the Servicer's direction given on or before such Transfer Date, shall transfer from the Principal Funding Account to the Finance Charge Account the Principal Funding Investment Proceeds on deposit in the Principal Funding Account for application as Class A Available Funds and Class B Available Funds in accordance with Section 4.16 hereof. Principal Funding Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Funding Account for purposes of this Series Supplement.

              (d) On or before each Transfer Date with respect to the Controlled Accumulation Period and on or before the first Transfer Date with respect to the Rapid Amortization Period, the Servicer shall calculate the amount, if any, by which the Covered Amount for such Transfer Date exceeds the Class A Account Percentage of Principal Funding Investment Proceeds for such Transfer Date (the "Principal Funding Investment Shortfall").

              (e) In the event that, for any Transfer Date, there is a Principal Funding Investment Shortfall, the Servicer shall deposit into the Finance Charge Account for application as Class A Available Funds the lesser of (i) the Principal Funding Investment Shortfall and (ii) the amount, if any, of Collections of Finance Charge Receivables and Net Recoveries allocable to the Holder of the Exchangeable Certificate for the related Monthly Period.

                             [End of Article IV]


          SECTION 8. Series E Termination. The right of the Investor Certificateholders to receive payments from the Trust will terminate on the first Business Day following the Series E Termination Date.

          SECTION 9. Transfers of the Class B Investor Interest and the Class C Investor Interest.

              (a) Unless otherwise consented to by JCPR, no portion of the Class B Investor Interest or the Class C Investor Interest or any interest therein may be sold, conveyed, assigned, hypothecated, pledged, participated, exchanged or otherwise transferred (each, a "Transfer") except in accordance with this Section 9 and only to a Permitted Assignee. Any attempted or purported transfer, assignment, exchange, conveyance, pledge, hypothecation or grant other than to a Permitted Assignee shall be void. Unless otherwise consented to by JCPR, no portion of the Class B Investor Interest or the Class C Investor Interest or any interest therein may be Transferred to any Person (each such Person acquiring the Class B Investor Interest or the Class C Investor Interest or any interest therein, an "Assignee") unless such Assignee shall have executed and delivered to JCPR on or before the effective date of any Transfer a letter substantially in the form of Exhibit B hereto (an "Investment Letter"), with respect to such Transfer.

              (b) No portion of the Class B Investor Interest or the Class C Investor Interest or any interest therein may be Transferred to, and each Assignee will certify that it is not, (a) an "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including governmental plans, foreign plans and church plans, (b) any "plan" (as defined in Section 4975(e)(1) of the Code), whether or not subject to
Section 4975 of the Code, including individual retirement accounts and Keogh plans, or (c) any other entity whose underlying assets include "plan assets" (within the meaning of Department of Labor Regulation Section 2510.3-101, 29 C.F.R. (S) 2510.3-101 or otherwise under ERISA) by reason of a plan's investment in the entity, including, without limitation, an insurance company general account.

          SECTION 10.  Other Terms of Series E.

              (a) For Series E, the period of time for segregation of collections, as described in subsection 4.3(a) of the Pooling and Servicing Agreement, shall be five (5) consecutive Business Days following the Closing Date and for a period of two (2) consecutive Business Days each year thereafter. JCPR shall have complete discretion with respect to the dates chosen during the year for the two consecutive business day segregation.

              (b) Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, interest on the Investor Certificates with respect to any

Monthly Period shall accrue from and including the Distribution Date in such Monthly Period to but excluding the next succeeding Distribution Date.

              (c) The Principal Amount (see Series C Supplement) in the case of Series E shall be the Investor Interest.

              (d) Subsections 9.1(h) and 9.1(i) of the Pooling and Servicing Agreement shall not be applicable to Series E.

          SECTION 11. Amendment and Ratification of Pooling And Servicing Agreement.

              (a) Following the payment in full of Series B and Series C, JCPenney and JCPR may transfer all or a portion of JCPenney's or the Bank's consumer open end credit card accounts and/or the receivables arising thereunder, which may include all, but not less than all, of the Accounts and JCPenney's and JCPR's remaining interest in the Receivables arising thereunder and in the Trust (collectively, the "Assigned Assets"), together with all servicing functions and other obligations under the Receivables Purchase Agreement and the Pooling and Servicing Agreement or relating to the transactions contemplated thereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may be an entity that is not affiliated with JCPenney or JCPR, without the consent or approval of any of the Investor Certificateholders, if the following conditions are satisfied:
(i) the Assuming Entity, the Trustee and JCPenney or JCPR, as the case may be, shall have entered into an assumption agreement providing for the Assuming Entity to assume the Assumed Obligations, including the obligations under the Receivables Purchase Agreement and the Pooling and Servicing Agreement, as the case may be, to transfer the Receivables arising under the Accounts to JCPR or the Trust, as the case may be, (ii) all filings required to perfect the interest of JCPenney, JCPR or the Trustee, as the case may be, in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered to the Trustee, (iii) the Rating Agency Condition, (iv) the Trustee shall have received an Opinion of Counsel with respect to clauses (i) and (ii) above in form and substance satisfactory to the Trustee and (v) the Trustee shall have received a Tax Opinion. After a permitted transfer and assumption, neither JCPenney nor JCPR shall have further liability or obligation under the Receivables Purchase Agreement or the Pooling and Servicing Agreement, other than those liabilities that arose prior to such transfer and assumption, and JCPenney and JCPR shall remain liable for all of their respective representations, warranties and covenants made prior to such transfer and assumption.

              (b) Following the payment in full of Series B and Series C, an amendment under Section 13.1(b) of the Pooling and Servicing Agreement may be made without the consent or approval of any of the Investor Certificateholders so long as the Rating Agency Condition shall be satisfied.

              (c)  For purposes of determining the JCPR Amount pursuant to
Section 2.6(a) of the Pooling and Servicing Agreement, the Aggregate Investor Amount shall be calculated by using the Initial Investor Amount of Series E instead of the Investor Amount of Series E.

              (d) Subject to the satisfaction of the Rating Agency Condition, this Series Supplement may be amended at any time by the Servicer, JCPR and the Trustee with the consent solely of the Class B Investor Interest Holder or the Class C Investor Interest Holder, as applicable, to add provisions hereto that permit the Class B Investor Interest or the Class C Investor Interest, as applicable, to be represented by a certificated security.

              (e) As supplemented by this Series Supplement, the Pooling and Servicing Agreement is in all respects ratified and confirmed and the Pooling and Servicing Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

          SECTION 12.  Additional Information for Rating Agencies.

              (a) In connection with any automatic inclusion of Additional Accounts pursuant to Section 2.6(c) of the Pooling and Servicing Agreement, JCPR and the Servicer shall provide the Rating Agencies with such information with respect to any such Additional Accounts as the Rating Agencies may reasonably request.

              (b) JCPR or the Servicer shall notify the Rating Agencies of any change in the Class B Rate or the Class C Rate or of any sale or other transfer of the Class B Investor Interest or the Class C Investor Interest.

              (c) JCPR or the Servicer shall promptly notify the Rating Agencies of any Servicer Default or of the selection of any successor to the Servicer or the Trustee.

          SECTION 13. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 14. Governing Law. This Series Supplement shall be construed in accordance with and governed by the substantive laws of the State of New York applicable to agreements made and to be performed therein.

          IN WITNESS WHEREOF, JCPR, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                         JCP RECEIVABLES, INC.



                         By:
                           --------------------------------
                           Name: C.A. Walther
                           Title: President


                         THE FUJI BANK AND TRUST COMPANY,
                          as Trustee



                         By:
                           --------------------------------
                           Name:
                           Title:


                         J. C. PENNEY COMPANY, INC.



                         By:
                           --------------------------------
                           Name: R.B. Cavanaugh
                           Title: Vice President and Treasurer

                                                                       EXHIBIT A
                         FORM OF INVESTOR CERTIFICATE


     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to JCP Receivables, Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. __                                                              $___________
                                                            CUSIP NO.___________


                         JCP MASTER CREDIT CARD TRUST
                   ___ % ASSET BACKED CERTIFICATE, SERIES E

Evidencing an undivided interest in a trust, the corpus of which consists of a portfolio of J. C. Penney Company, Inc. ("JCPenney") credit card receivables acquired by JCP Receivables, Inc. ("JCPR").


                     (NOT AN INTEREST IN OR OBLIGATION OF
                               JCPR OR JCPENNEY
                          EXCEPT AS STATED HEREIN OR
                   IN THE POOLING AND SERVICING AGREEMENT.)

     This certifies that ________________ (the "Certificateholder") is the registered owner of the undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected JCPenney credit card accounts (the "Accounts") acquired by or to be acquired by JCPR and transferred by JCPR to the Trust, all monies due or to become due with respect thereto and the other assets and interests constituting the Trust pursuant to a Master Pooling and Servicing Agreement dated as of September 5, 1988, as amended, by and among JCPR, JCPenney, as Servicer, and The Fuji Bank and Trust Company, as Trustee, as supplemented by the Series E Supplement ("Supplement") thereto (as so supplemented, the "Pooling and Servicing Agreement"), a summary of certain of the pertinent provisions of which is set forth below.

     PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS PAYABLE AS SET FORTH
HEREIN ON _______, _________, OR EARLIER UPON THE OCCURRENCE OF A PAY OUT EVENT. ACCORDINGLY, THE UNPAID PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE PRINCIPAL BALANCE SET FORTH ABOVE. THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, JCPR OR THE SERVICER EXCEPT AS STATED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. THIS CERTIFICATE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN

COLLECTIONS RESPECTING THE RECEIVABLES, ALL AS MORE SPECIFICALLY SET FORTH HEREIN AND IN THE POOLING AND SERVICING AGREEMENT.

     JCPR has structured the Pooling and Servicing Agreement, any Supplement thereto and the Investor Certificates to facilitate a secured financing on favorable terms with the intention that the Investor Certificates will constitute indebtedness of JCPR for federal income and state and local tax purposes; and each Investor Certificateholder by acceptance of its Certificate agrees to recognize and report all Investor Certificates as indebtedness of JCPR for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, and to report all receipts and payments relating thereto in a manner that is consistent with such characterization.

     Capitalized terms used herein have their respective meanings set forth in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended and supplemented from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

     Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate is qualified in its entirety by the terms and provisions of the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee.

     Interest will accrue on the Certificates at the rate of ___% per annum from the Closing Date, as more specifically set forth in the Pooling and Servicing Agreement, and will be distributed on the 15th day of each month or, if such day is not a Business Day, on the next succeeding Business Day (a "Distribution Date"), to the Certificateholders of record as of the last Business Day of the calendar month preceding such Distribution Date. During the Rapid Amortization Period, Available Investor Principal Collections will be distributed to the Certificateholders on the Distribution Date of each calendar month commencing in the month following the commencement of the Rapid Amortization Period until the earlier of the date the Certificates are paid in full and the termination of Series E. During the Controlled Accumulation Period, the amount on deposit in the Principal Funding Account will be distributed as principal to the Certificateholders on the ____ _____ Distribution Date, unless distributed earlier as a result of the commencement of the Rapid Amortization Period in accordance with the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement permits, with certain exceptions, the amendment thereof and the modification of the rights and obligations of the Servicer and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Servicer, JCPR and the Trustee (a) in certain cases with the consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the investor amounts of all Series adversely affected or (b) following the respective final payment dates of the Series B and Series C Certificates, by satisfying the Rating Agency Condition for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate, (b) change the definition of or the manner of calculating the Investor Amount, the Investor Percentage or the Investor Default Amount, or (c) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of each Investor Certificateholder affected thereby.

     This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

     IN WITNESS WHEREOF, JCPR has caused this Certificate to be duly executed under its official seal.

                                            JCP RECEIVABLES, INC.


                                            By:
                                               -----------------------------

                                               ------------------- President



[Seal]

Attested to:

By:
   ------------------------------
     Secretary


Date:                     ,
     ---------------------  -----

                FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                         CERTIFICATE OF AUTHENTICATION


     This is one of the Certificates described in the Pooling and Servicing Agreement.


THE FUJI BANK AND TRUST            or          THE FUJI BANK AND TRUST
COMPANY, As Trustee,                           COMPANY, As Trustee,



By:                                            By:
   ------------------------                       ------------------------
    Authorized Officer                             As Authenticating Agent
                                                   For the Trustee

                                               By:
                                                  ------------------------
                                                   Authorized Officer

                                                            EXHIBIT B

                           FORM OF INVESTMENT LETTER

                                    [DATE]

     Re:  JCP Master Credit Card Trust
          Purchases of Class B Investor Interest and Class C Investor Interest

Ladies and Gentlemen:

          This letter (the "Investment Letter") is delivered by the undersigned (the "Purchaser") pursuant to Section 9 of the Series E Supplement dated as of November 25, 1998 (the "Series Supplement") to the Master Pooling and Servicing Agreement dated as of September 5, 1988 (as amended and supplemented, the "Pooling and Servicing Agreement"), each among JCP Receivables, Inc. ("JCPR"),
J. C. Penney Company, Inc. ("JCPenney"), as Servicer, and The Fuji Bank and Trust Company, as Trustee. Capitalized terms used herein without definition shall have the meanings set forth in the Series Supplement. The Purchaser represents to and agrees with JCPR as follows:

          (a) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the [Class B] [Class C] Investor Interest and is able to bear the economic risk of such investment.

          (b) The Purchaser is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or is a sophisticated institutional investor. The Purchaser understands that the offering and sale of the [Class B] [Class C] Investor Interest has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any state securities or "blue sky" laws, and that the offering and sale of the [Class B] [Class C] Investor Interest has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

          (c) The Purchaser is acquiring an interest in the [Class B] [Class C] Investor Interest without a view to any distribution, resale or other transfer thereof except as contemplated in the following sentence. The Purchaser will not resell or otherwise transfer any interest or participation in the [Class B] [Class C] Investor Interest, except in accordance with Section 9 of the Series Supplement and (i) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws; (ii) to JCPR or any affiliate of JCPR; or (iii) to a person who the Purchaser reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act) that is aware that the resale or other transfer is being made in reliance upon Rule 144A. In connection therewith, the Purchaser hereby agrees that it will not resell or otherwise transfer the [Class B] [Class C] Investor Interest or any interest therein unless the purchaser thereof provides to the addressee hereof a letter substantially in the form hereof.

          (d) No portion of the [Class B] [Class C] Investor Interest or any interest therein may be Transferred, and each Assignee will certify that it is not, (a) an "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including governmental plans, foreign plans and church plans, (b) any "plan" (as defined in Section 4975(e)(1) of the Code), whether or not subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, or (c) any other entity whose underlying assets include "plan assets" (within the meaning of Department of Labor Regulation Section 2510.3-101 or otherwise under ERISA) by reason of a plan's investment in the entity, including, without limitation, an insurance company general account.

          (e)  [to be included unless a Tax Opinion is received]  The Purchaser
     (x) has neither acquired, nor will it sell, trade or transfer any interest in the [Class B] [Class C] Investor Interest or cause any interest in the [Class B] [Class C] Investor Interest to be marketed on or through either
     (i) an "established securities market" within the meaning of Code section 7704(b)(1), including, without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or (ii) a "secondary market (or the substantial equivalent thereof)" within the meaning of Code section 7704(b)(2), including a market wherein interests in the Trust are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Trust and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others,
     (y) unless JCPR consents otherwise, such holder (i) is properly classified as, and will remain classified as, a "corporation" as described in Code section 7701(a)(3) and (ii) is not, and will not become, an S corporation as described in Code section 1361, and (z) it will (i) cause any participant with respect to such interest otherwise permitted hereunder to make similar representations and covenants for the benefit of JCPR and the Trust and (ii) forward a copy of such representations and covenants to the Trustee.

          (f) This Investment Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally and general principles of equity.

                         Very truly yours,

                         [NAME OF PURCHASER]


                         By:
                           --------------------------------
                           Name:
                           Title:


AGREED TO AS OF THE DATE
FIRST ABOVE WRITTEN:

JCP RECEIVABLES, INC.


By:
  -------------------------
  Name:
  Title: